Exhibit 23(a)

                        Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in this Registration Statement of Base Ten Systems, Inc. on Form S-8 of our report dated February 6, 1998, appearing in the Annual Report on Form 10-K of Base Ten Systems, Inc. for the year ended October 31, 1997.

DELOITTE & TOUCHE LLP


Parsippany, New Jersey
July 24, 1998